EXHIBIT 10(c)

     Compensatory Arrangements of Executive Officers and Directors for 2007

Messrs. Featherman and Quinn are employed by the Corporation and the Bank pursuant to employment agreements included as exhibits to this Annual Report on Form 10-K. Each of our other executive officers is employed on an at will basis. The compensation to be paid in 2007 to the Corporation's CEO, President, CFO and Executive Vice Presidents will be based upon the annual salaries as set forth in the chart below.


                                     Executive Officer                                  New Salary
                                     -----------------                                  ----------

John A. Featherman, III, CEO and Chairman of the Corporation and the Bank               $353,504

Kevin C. Quinn, President of the Corporation and the Bank                               $265,129

John E. Balzarini, CFO of the Corporation and the Bank                                  $197,464

Clay T. Henry, Executive Vice President of the Wealth Management Division of the Bank   $185,000

Deborah R. Pierce, Executive Vice President of Human Resources and Administration       $165,328

Michelle E. Venema, Executive Vice President of Business Banking                        $155,000

Karen D. Walter, Executive Vice President of Retail Banking of the Bank                 $150,000

Susan Bergen-Painter, Executive Vice President of Marketing of the Bank                 $140,000

Anthony J. Poluch, Executive Vice President of Business Development of the Bank         $140,000


Messrs. Featherman and Quinn receive benefits as described in their respective Employment Agreements. Each of the other listed officers receives the Bank's standard benefits package and is paid a car allowance. In addition, each executive officer is eligible to receive incentive compensation pursuant to the Incentive Plans, (see Exhibit (10(x))), the description of which is hereby incorporated by reference herein.

In 2007, directors who are not also officers of the Corporation or Bank (each a "non-employee director") will receive a fee of $750 for each Corporation or Bank board meeting attended and $400 for each committee meeting attended. Each non-employee director will also receive a $1,000 monthly retainer. Additionally, a quarterly fee of $250 will be paid to Mr. DeBaptiste for serving as Second Vice Chair of the Board, a quarterly fee of $250 will be paid to Mr. Waldron for serving as the Secretary of the Board, and a quarterly fee of $750 will be paid to Mr. Clarke for serving as the Chairman of the Audit Committee. Other Committee Chairmen will be paid a quarterly fee of $250 for such service. The non-employee directors receive a $1,000 fee for attending a training seminar.